UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 1, 2017 (August 29, 2017)
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MOLINA HEALTHCARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-31719	13-4204626
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
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200 Oceangate, Suite 100, Long Beach, California 90802
(Address of principal executive offices)
Registrant’s telephone number, including area code: (562) 435-3666
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicated by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section13(a) of the Exchange Act.

☐

Item 1.01. Entry into a Material Definitive Agreement.
On August 29, 2017, Molina Healthcare, Inc. (the “Company”) entered into a Fourth Amendment (the “Fourth Amendment”) to its existing Credit Agreement, dated as of June 12, 2015 (as amended, the “Credit Agreement”), by and among the Company, the Guarantors party thereto, the Lenders party thereto and SunTrust Bank, as Administrative Agent, Issuing Bank and Swingline Lender.

The Fourth Amendment adds new clauses (b)(vii), (b)(viii) and (b)(ix) to the definition of “Consolidated Adjusted EBITDA” to permit the add back of certain restructuring charges and cost savings subject to the limitations set forth therein.

The Fourth Amendment also modifies the definition of “Consolidated Interest Coverage Ratio” by adding “paid in cash” after “Consolidated Interest Expense” in clause (b) thereof.

The foregoing summary of the Fourth Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Fourth Amendment. A copy of the Fourth Amendment is being filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits:

Exhibit No.	Description
10.1
Fourth Amendment to Credit Agreement, dated as of August 29, 2017, by and among Molina Healthcare, Inc., the Guarantors party thereto, the Lenders party thereto and SunTrust Bank, in its capacities as Administrative Agent, Issuing Bank and Swingline Lender.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLINA HEALTHCARE, INC.

Date:	September 1, 2017	By:	/s/ Jeff D. Barlow
Jeff D. Barlow
Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1
Fourth Amendment to Credit Agreement, dated as of August 29, 2017, by and among Molina Healthcare, Inc., the Guarantors party thereto, the Lenders party thereto and SunTrust Bank, in its capacities as Administrative Agent, Issuing Bank and Swingline Lender.